UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: October 11, 2016

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

Reference is made to the Company's Annual Report on Form 10-K, filed on October 11, 2016. As noted in Part II, Note 16, Subsequent Events, there were numerous transactions following the end of the Company's fiscal year on June 30, 2016. Those transactions include, without limitation, the conversion of approximately $30,175,000 in debt held by the Company's Chairman and Chief Executive Officer, Robert F.X. Sillerman and affiliates into 30,175 shares of the Company's Series C Preferred Stock at a price of $1,000 per share. After that conversion and other transactions described in the Company's Annual Report, the Company believes that as of the date of this filing, the Company's shareholders' equity is in excess of $2,500,000 in accordance with the requirements of The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: October 12, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President